UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2022

Kiniksa Pharmaceuticals, Ltd.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-730430	98-1327726
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kiniksa Pharmaceuticals, Ltd.

Clarendon House

2 Church Street

Hamilton HM11, Bermuda
(808) 451-3453

(Address, zip code and telephone number, including area code of principal executive offices)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA, 02421

(781) 431-9100

(Address, zip code and telephone number, including area code of agent for service)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares $0.000273235 par value	KNSA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 3, 2022, the Board of Directors (the “Board”) of Kiniksa Pharmaceuticals, Ltd. (the “Company”) appointed Eben Tessari as the Company’s SVP, Chief Operating Officer and principal operating officer.

Mr. Tessari, 40, served as the Company’s SVP, Chief Business Officer from March 2018 until January 2022. Prior to that, he served as the Company’s SVP, Business Development from July 2015 until March 2018. In these roles, Mr. Tessari oversaw the Company’s business development efforts, including the expansion of its product candidate portfolio. Before joining the Company, he served as Senior Director, Business Development at Synageva BioPharma Corp., a biotechnology company, from December 2014 to July 2015, where he led strategic business initiatives. Prior to that, he was Director, Business and Corporate Development at Civitas Therapeutics, Inc., a biotechnology company, from November 2013 to December 2014, where he managed the company through an acquisition by Acorda Therapeutics Inc. Mr. Tessari holds a bachelor’s degree in behavioral neuroscience from Northeastern University, a master’s degree in biomedical engineering from Boston University and both a JD and an MBA from Suffolk University.

There are no family relationships between Mr. Tessari and any director or executive officer of the Company. There are no related party transactions involving Mr. Tessari and the Company requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Kiniksa Pharmaceuticals Corp., a wholly-owned subsidiary of the Company (“Kiniksa U.S.”), and Mr. Tessari entered into a new employment agreement, which supersedes and terminates all prior compensatory agreements (the “Amended and Restated Employment Agreement”). Pursuant to the terms of the Amended and Restated Employment Agreement, Mr. Tessari is eligible to receive a base salary of $444,960 per year and is eligible to receive an annual cash bonus with a target amount equal to 40% of his base salary in the applicable year. Mr. Tessari will also be eligible to receive annual and long-term incentive compensation pursuant to the Company’s 2018 Incentive Award Plan.

Pursuant to the Amended and Restated Employment Agreement, if Mr. Tessari’s employment with Kiniksa U.S. is terminated as a result of his death or disability or by Kiniksa U.S. without Cause (as such term is defined in the Amended and Restated Employment Agreement), then, subject to Mr. Tessari’s execution of a release of claims and his compliance with certain confidentiality obligations and restrictive covenants, he will be entitled to receive (a) a lump sum payment equal to 9 months of his annual base salary plus $16,500, (b) a prorated portion (or, if the termination occurs during the 12 months following a change in control, 100%) of his target bonus for the year of termination, and (c) accelerated vesting of all of his then unvested time vesting equity awards that would have, absent termination, become vested within 12 months following termination (or, if the termination occurs during the 12 months following a change in control, full accelerated vesting of all of his then unvested time vesting equity awards).

The foregoing description of the terms of the Amended and Restated Employment Agreement is a summary and is qualified in its entirety by the full text of the Amended and Restated Employment Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, effective as of January 3, 2022, by and between Eben Tessari and Kiniksa Pharmaceuticals Corp.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINIKSA PHARMACEUTICALS, LTD.

Date: January 3, 2022	By:	/s/ Madelyn Zeylikman
Madelyn Zeylikman
Vice President, General Counsel and Secretary